UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) March 10, 2014

SPS COMMERCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34702	41-2015127
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

333 South Seventh Street, Suite 1000 Minneapolis, MN	55402
(Address of Principal Executive Offices)	(Zip Code)

(612) 435-9400

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

James B. Ramsey was elected to join the board of directors of SPS Commerce, Inc. (the “Company”), filling a seat created by an increase in the size of the board of directors effective March 10, 2014. Mr. Ramsey was the Executive Vice President, Worldwide Sales and Distribution at NetSuite, Inc. from 2011 to 2013 and Senior Vice President, Worldwide Sales and Distribution from 2009 to 2011. NetSuite is a leading provider of cloud-based financials / Enterprise Resource Planning and omnichannel commerce software suites. Mr. Ramsey took a sabbatical from his position at NetSuite in April 2013. Prior to joining NetSuite, he was a director charged with telesales at Oracle Corporation. Effective at the closing of the Company’s 2014 annual meeting of stockholders, if Mr. Ramsey is elected to serve as a director, he is expected to be appointed to serve as a member of the Governance and Nominating Committee.

For his service on the board, Mr. Ramsey will be compensated in accordance with the Company’s non-employee director compensation policy, which provides that he will receive an initial stock option grant to purchase $111,000 of shares of our common stock in connection with his appointment to the board calculated as the grant date fair value of the option computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation. This initial grant will be made after the close of market on the second business day following the release of our financial results for the quarter ended March 31, 2014 and will vest in equal monthly installments over three years from the date of his appointment to the board for so long as Mr. Ramsey remains a member of the board. Our non-employee director compensation policy also provides that Mr. Ramsey will receive an annual stock option grant to purchase up to $46,175 of shares of the Company’s common stock computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, Stock Compensation and an annual restricted stock grant of $46,175 of restricted stock on the date of each annual meeting of stockholders at which he is elected to the board or continues to serve as a director. These awards will vest in four quarterly installments on June 30, September 30, December 31 and March 31 of each year, provided he remains a member of the board as of the vesting date. Mr. Ramsey will also receive an annual cash retainer of $27,500 for his service on the board and of $2,700 for his service as a member of the Governance and Nominating Committee.

A copy of the press release announcing Mr. Ramsey’s appointment to the board is furnished, but not filed, as Exhibit 99 hereto.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

99	Press Release dated March 10, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPS COMMERCE, INC.

Date: March 10, 2014	By:	/s/ Kimberly K. Nelson
Kimberly K. Nelson
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

No.	Description	Manner of Filing

99	Press Release dated March 10, 2014	Filed Electronically